Exhibit 99.1

OPNET Announces Financial Results for First Quarter of Fiscal 2011

September Dividend Set at $0.10 Per Share

BETHESDA, MD—August 5, 2010—OPNET Technologies, Inc. (NASDAQ: OPNT), a leading provider of solutions for managing applications and networks, today announced that revenue for the first fiscal quarter, ended June 30, 2010, was $31.1 million, compared to $27.7 million for the same quarter in the prior fiscal year. Diluted earnings per share for the first quarter of fiscal 2011 were $0.06, compared to negative $0.02 for the same quarter in the prior fiscal year. The Company also announced today a quarterly dividend of $0.10 per share, which represents one quarter of the Company’s fiscal 2011 annual dividend target of $0.40, payable on September 29, 2010 to stockholders of record as of the close of business on September 14, 2010. The Company paid a total dividend of $0.36 per share during fiscal 2010.

Marc A. Cohen, OPNET’s Chairman and CEO, stated, “While we are disappointed that total revenue fell short of our guidance for the quarter, we are pleased that the $1.2 million of delayed June deals discussed during our last conference call have all been closed. As we also discussed during our last conference call, our application performance management (APM) products continue to drive our business and accounted for 63% of our product bookings during the June quarter. We remain confident that our APM product portfolio and our market position will enable us to generate long-term growth in revenue and profitability. We have also recently released key enhancements to our APM product portfolio that we believe will strengthen the competitive advantages offered by our products.”

The Company’s first quarter fiscal 2011 financial results are presented below. The non-GAAP results exclude the income statement effects of stock-based compensation and acquisition-related amortization of intangible assets. A reconciliation of GAAP results to non-GAAP results has been provided in the financial statement table following the text of the press release. For further information, please refer to the section of the press release titled “Use of Non-GAAP Measures.”

GAAP Financial Highlights for the First Quarter of Fiscal 2011:

•

Total revenue increased year-over-year 12.1% to $31.1 million from $27.7 million for the same quarter of fiscal 2010. Total revenue for the quarter decreased sequentially 9.7% from $34.4 million for the fourth quarter of fiscal 2010.

•

Product revenue increased year-over-year by 45.5% to $13.0 million from $8.9 million for the same quarter of fiscal 2010. Product revenue for the quarter decreased sequentially 19.8% from $16.2 million for the fourth quarter of fiscal 2010.

•

Deferred revenue increased year-over-year by 21.8% to $40.4 million from $33.2 million at the end of the same quarter of fiscal 2010. Deferred revenue for the quarter decreased sequentially 6.8% from $43.4 million at the end of the fourth quarter of fiscal 2010.

•	Gross margin increased year-over-year to 76.4% from 71.9% for the same quarter of fiscal 2010. Gross margin increased sequentially from 75.7% in the fourth quarter of fiscal 2010.

•	Operating margin increased year-over-year to 7.4% from negative 2.3% for the same quarter of fiscal 2010. Operating margin decreased sequentially from 9.0% in the fourth quarter of fiscal 2010.

•	Earnings per share increased year-over-year to $0.06 from negative $0.02 for the same quarter of fiscal 2010. Earnings per share decreased sequentially from $0.11 in the fourth quarter of fiscal 2010.

Non-GAAP Financial Highlights for the First Quarter of Fiscal 2011:

•	Non-GAAP gross margin increased year-over-year to 77.9% from 73.6% for the same quarter of fiscal 2010. Non-GAAP gross margin increased sequentially from 77.0% in the fourth quarter of fiscal 2010.

•

Non-GAAP operating margin increased year-over-year to 10.3% from 1.0% for the same quarter of fiscal 2010. Non-GAAP operating margin decreased sequentially from 11.7% in the fourth quarter of fiscal 2010.

•

Non-GAAP earnings per share increased year-over-year to $0.09 from $0.01 for the same quarter of fiscal 2010. Non-GAAP earnings per share decreased sequentially from $0.14 in the fourth quarter of fiscal 2010.

Second Quarter Fiscal Year 2011 Financial Outlook

OPNET currently expects fiscal 2011 second quarter GAAP revenue to be between $32.0 million and $34.5 million, GAAP diluted earnings per share to be between $0.03 and $0.08, and non-GAAP diluted earnings per share to be between $0.06 and $0.11. The non-GAAP net income per diluted share expectation excludes approximately $583,000 of expense associated with share-based compensation expense, amortization of acquired intangible assets, and the related impact of these adjustments on the provision for income taxes.

OPNET will hold an investor conference call on Thursday, August 5, 2010 at 5:00 pm Eastern Time to review financial results for the first quarter of fiscal 2011.

To listen to the OPNET investor conference call:

•	Call 877-377-7550 in the U.S. or 408-337-0151 for international callers, or

•	Use the webcast at www.opnet.com. Investors are advised to go to the web site at least 15 minutes early to register, download, and install any necessary audio software.

To listen to the archived call:

•

Call the replay phone number at 800-642-1687 or 706-645-9291 for international callers. For replay, enter passcode # 89676928. The replay will be available from 8:00 pm Eastern Time August 5th through 11:59 pm Eastern Time August 12th.

The webcast will be available at www.opnet.com, archived for seven days.

Use of Non-GAAP Measures

OPNET uses a variety of financial measures that are not in accordance with generally accepted accounting principles, or GAAP, as supplemental measures to GAAP to evaluate its operational performance. These financial measures, which include non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP net income and non-GAAP diluted earnings per share, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is also included below.

Management uses non-GAAP financial measures (a) to evaluate OPNET’s historical and prospective financial performance as well as its performance relative to its competitors, and (b) to measure operational profitability and the accuracy of forecasting. In addition, many financial analysts who follow OPNET focus on and publish both historical results and future projections based on non-GAAP financial measures. OPNET believes that it is in the best interest of its investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of OPNET’s competitors and may not be directly comparable to similarly titled measures of OPNET’s competitors due to potential differences in the exact method of calculation. OPNET compensates for these limitations by using these non-GAAP financial measures only as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments we use to derive these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Amortization of intangibles and its related tax impact. OPNET incurs amortization of intangibles related to various acquisitions it has made in recent years. This amortization is included in the following line items of its GAAP presentation:

•	cost of revenue – amortization of acquired technology and customer relationships

•	operating expenses – research and development

Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of OPNET because these costs are fixed at the time of an acquisition, are then amortized over a period of three to five years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of OPNET during the applicable time period after a given acquisition, and it excludes such expenses when evaluating OPNET’s financial performance.

Stock-based compensation expense and its related tax impact. OPNET incurs expense related to stock-based compensation, which is included in the following line items of its GAAP presentation:

•	cost of revenue – product updates, technical support and services

•	cost of revenue – professional services

•	operating expenses – research and development

•	operating expenses – sales and marketing

•	operating expenses – general and administrative

Although stock-based compensation is an expense of OPNET and is viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of OPNET. Specifically, OPNET excludes stock-based compensation during its quarterly and annual assessments of OPNET’s and management’s performance. In evaluating the performance of senior management, stock-based compensation is excluded from expenditure and profitability results.

Diluted weighted average common shares outstanding. Non-GAAP diluted net income per common share reflects the elimination of amortization of intangibles, stock-based compensation expense and the related tax impacts, all as discussed above. In cases in which the non-GAAP net income changes from negative to positive when compared to the GAAP net income, or vice versa, the non-GAAP per-share calculation also gives effect to an adjustment to the number of diluted weighted average common shares outstanding reflecting the application of the treasury method and the fact that shares previously considered anti-dilutive would now be considered dilutive, or vice versa.

About OPNET Technologies, Inc.

Founded in 1986, OPNET Technologies, Inc. (NASDAQ:OPNT) is a leading provider of solutions for managing applications and networks. For more information about OPNET and its products, visit www.opnet.com.

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OPNET and OPNET Technologies, Inc. are trademarks of OPNET Technologies, Inc. All other trademarks are the property of their respective owners.

Statements in this press release that are not purely historical facts may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. OPNET Technologies, Inc. (“OPNET”) assumes no obligation to update such statements. Forward-looking statements, including statements regarding our ability to generate sustained growth in revenue and profitability, the impact of enhancements to our APM product portfolio or our competitive postion and statements concerning expected revenue and diluted earnings per share for the second quarter of fiscal 2011, are predictions based upon information available to OPNET as of the date of this press release and involve risks and uncertainties; therefore, actual events or results may differ materially. Factors that may cause OPNET’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption “Risk Factors” in OPNET’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010, as filed with the Securities and Exchange Commission on June 4, 2010. The risk factors set forth in the Company’s Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: The word OPNET is spelled with all upper-case letters.

OPNET Media Contact:	OPNET Investor Relations:
Margarita Castillo	Mel Wesley
OPNET Technologies, Inc.	OPNET Technologies, Inc.
(240) 497-3000	(240) 497-3000
Media@opnet.com	ir@opnet.com
www.opnet.com	www.opnet.com

OPNET TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,
	2010	2009

Revenue:
Product	$12,972	$8,914
Product updates, technical support, and services	12,322	11,300
Professional services	5,791	7,513

Total revenue	31,085	27,727

Cost of revenue:
Product	1,292	1,106
Product updates, technical support, and services	1,288	1,227
Professional services	4,302	5,031
Amortization of acquired technology and customer relationships	459	436

Total cost of revenue	7,341	7,800

Gross profit	23,744	19,927

Operating expenses:
Research and development	8,063	7,886
Sales and marketing	10,450	10,303
General and administrative	2,923	2,362

Total operating expenses	21,436	20,551

Income (loss) from operations	2,308	(624)
Interest and other (expense) income, net	(30)	68

Income (loss) before provision for income taxes	2,278	(556)
Provision (benefit) for income taxes	939	(197)

Net income (loss)	$1,339	$(359)

Basic net income (loss) per common share	$0.06	$(0.02)

Diluted net income (loss) per common share	$0.06	$(0.02)

Basic weighted average common shares outstanding	20,926	20,439

Diluted weighted average common shares outstanding	21,562	20,439

OPNET TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Three Months Ended March 31,
	2010	2009	2010

GAAP gross profit	$23,744	$19,927	$26,057
Stock-based compensation expense included in cost of revenue	22	39	5
Amortization of intangibles included in cost of revenue	459	436	459

Non-GAAP gross profit	$24,225	$20,402	$26,521

GAAP income (loss) from operations	$2,308	$(624)	$3,098
Stock-based compensation expense – total (included in cost of revenue and in operating expenses)	397	427	432
Amortization of intangibles – total (included in cost of revenue and in research and development expenses)	484	486	484

Non-GAAP income from operations	$3,189	$289	$4,014

GAAP net income (loss)	$1,339	$(359)	$2,309
Stock-based compensation expense – total	397	427	432
Amortization of intangibles – total	484	486	484
Provision for income tax (1)	(352)	(365)	(366)

Non-GAAP net income	$1,868	$189	$2,859

Diluted net income (loss) per common share:
GAAP	$0.06	$(0.02)	$0.11

Non-GAAP	$0.09	$0.01	$0.14

Diluted weighted average common shares outstanding
GAAP	21,562	20,439	21,153

Non-GAAP	21,562	20,439	21,153

(1)	Reflects the tax effect of non-GAAP adjustments above at the statutory rate of 40%

OPNET TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	June 30, 2010	March 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$87,971	$104,681
Marketable securities	23,588	—
Accounts receivable, net	22,915	28,015
Unbilled accounts receivable	2,579	4,765
Inventory	876	872
Deferred income taxes, prepaid expenses and other current assets	3,753	2,816

Total current assets	141,682	141,149

Property and equipment, net	13,092	13,245
Intangible assets, net	4,625	5,109
Goodwill	14,639	14,639
Deferred income taxes and other assets	3,772	4,210

Total assets	$177,810	$178,352

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$987	$1,405
Accrued liabilities	9,602	10,932
Other income taxes	419	498
Deferred rent	353	432
Deferred revenue	36,899	38,425

Total current liabilities	48,260	51,692

Accrued liabilities	69	145
Deferred rent	2,099	2,138
Deferred revenue	3,541	4,946
Other income taxes	650	755

Total liabilities	54,619	59,676

Stockholders’ equity:
Common stock	29	28
Additional paid-in capital	105,253	99,229
Retained earnings	37,132	37,920
Accumulated other comprehensive loss	(1,198)	(999)
Treasury stock, at cost	(18,025)	(17,502)

Total stockholders’ equity	123,191	118,676

Total liabilities and stockholders’ equity	$177,810	$178,352